Exhibit 99.2
[The CIT Group, Inc. Logo]


                                             Contact:    Michael J. McGowan
                                                         Vice President
                                                         Communications Services
                                                         (973) 535-3506
                                                         mmcgowan@citgroup.com

FROM:           THE CIT GROUP, INC.
                1211 AVENUE OF THE AMERICAS
                NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
---------------------

      THE CIT GROUP, INC. DECLARES REGULAR QUARTERLY DIVIDEND
      -------------------------------------------------------

      LIVINGSTON, NEW JERSEY, February 3, 2000 --- The Board of Directors of The CIT Group, Inc. (NYSE:CIT; TSE:CGN.U) today declared a regular quarterly cash dividend of $.10 per common share for shareholders of record on February 9, 2000. The cash dividend is payable on February 28, 2000.

      CIT is one of the largest commercial and consumer financing companies in the world. Founded in 1908, the Company provides diversified financing products and services to a broad range of customers through strategically focused business units.

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